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                                                                    EXHIBIT 11.1

                      ROSS SYSTEMS, INC. AND SUBSIDIARIES

              STATEMENT REGARDING COMPUTATION OF PER SHARE LOSSES

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                         YEAR ENDED JUNE 30,
                                                                                   -------------------------------
                                                                                     1996       1995       1994
                                                                                   ---------  ---------  ---------
Net loss.........................................................................  $   1,541  $  15,528  $  18,714
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Weighted average shares outstanding during the period............................     15,089     12,105     10,066
Common and common stock equivalent shares
  using the treasury stock method................................................     --         --         --
                                                                                   ---------  ---------  ---------
Common and common stock equivalent shares outstanding for purposes of calculating
  primary and fully diluted losses per share.....................................     15,089     12,105     10,066
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Primary loss per common and common equivalent share (1)..........................  $    0.10  $    1.28  $    1.86
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

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(1) There is no significant difference between primary and fully diluted earnings per share computations.